Exhibit (a)(4)
CERTIFICATE OF DOMESTIC LIMITED PARTNERSHIP
(INCLUDING APPLICATION FOR REGISTRATION
AS LIMITED LIABILITY LIMITED PARTNERSHIP)
     Pursuant to §59-201 and 59-210 of the General Statutes of North Carolina, the undersigned hereby submits this Certificate of Domestic Limited Partnership and applies for registration of the limited partnership as a limited liability limited partnership.
1. Name. The name of the partnership is:
          TRIANGLE MEZZANINE FUND LLLP
2. Registered Agent. Name of registered agent: Garland S. Tucker, III
3. Registered Office. Address of registered office and place where records referred to in G.S. 59-106 are kept:
Number and Street: 3600 Glenwood Avenue, Suite 104
City, State, Zip Code: Raleigh, NC 27612      County: Wake
4. General Partner. The name, and address, including county and city or town, and street and number, if any, of the general partner are as follows:
Triangle Mezzanine LLC
3600 Glenwood Avenue, Suite 104
Raleigh, NC 27612
Wake County
5. Principal Office. The street and mailing address of the partnership’s principal office, and the county in which it is located, are as follows:
3600 Glenwood Avenue, Suite 104
Raleigh, NC 27612
Wake County
6. Fiscal Year. The fiscal year end of the partnership is December 31.
7. Purpose. The partnership is being organized to operate as a mezzanine investment company. The partnership will apply to be licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (which, together with the regulations issued by the United States Small Business Administration (“SBA”) thereunder, are herein referred to as the “SBIC Act”). If the partnership is licensed as a small business investment company by the SBA, then the partnership’s sole purpose will be to operate as a small business investment company under the SBIC Act, and shall have the powers and responsibilities, and be subject to the limitations, provided in the SBIC Act. Until such license is granted, the partnership may engage in any lawful activity for which a limited partnership may be organized under the North Carolina Revised Uniform Limited Partnership Act.
8. Approval of General Partner. So long as the partnership is a licensed small business investment company, no person may serve as a general partner of the partnership without SBA approval.

9. Provisions Required by the SBA for Issuers of Debentures.
     (a) This Section 9 shall be in effect at any time that the partnership has outstanding Debentures (as defined in the SBIC Act) and shall not be in effect at any time that the partnership does not have outstanding Debentures.
     (b) The provisions of 13 C.F.R. Section 107.1810 are hereby incorporated by reference in the Certificate of Domestic Limited Partnership as if fully set forth herein and shall be deemed to apply to the partnership.
     (c) The partnership hereby consents to the exercise by the SBA of all of the rights of the SBA under 13 C.F.R. Section 107.1810(i), and agrees to take all actions which the SBA may require in accordance with 13 C.F.R. Section 107.1810(i); SBA’s rights of removal shall be deemed to apply to any manger, member of the management board, or partner of the partnership.
     (d) Nothing in Section 9 shall be construed to limit the ability or authority of the SBA to exercise its regulatory authority over the partnership as a licensed small business investment company under the SBIC Act.
10. Additional SBA Provisions. This Section 10 shall be in effect at any time that the partnership is a licensed small business investment company under the SBIC Act.
     (a) The SBA shall be deemed an express third party beneficiary of the provisions of this Certificate of Domestic Limited Partnership to the extent of the rights of the SBA hereunder and under the Act, and the SBA shall be entitled to enforce such provisions for its benefit.
     (b) The partnership is subject to the examination and reporting requirements under Section 310(b) of the Small Business Investment Act of 1958, as amended, and to the restrictions and obligations imposed under 13 C.F.R. §107.160 and 13 C.F.R. §107.400 through §107.475 as in effect from time to time.
11. Effective Date. This Certificate of Domestic Limited Partnership shall become effective on August 15, 2002.
12. Affirmation. The following signature of the only general partner constitutes an affirmation under the penalty of perjury that the facts herein are true.

TRIANGLE MEZZANINE LLC, General Partner

By:	/s/ Garland S. Tucker

Garland S. Tucker, III
Manager

August 14, 2002